                            SCHEDULE 14-A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the  appropriate  box:
[ ]  Preliminary  Proxy  Statement
[ ]  Confidential,  For Use of the Commission Only, (as permitted by Rule  14a-6
     (e)(2))
[X]  Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               Argo Bancorp, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                  Mary M. Sjoquist, Muldoon, Murphy & Faucette
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:
      ..........................................................................
      2)  Aggregate number of securities to which transaction applies:
      ..........................................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      ..........................................................................
      4)  Proposed maximum aggregate value of transaction:
      ..........................................................................

[ ] Fee paid previously with preliminary materials.
[ ] Check  box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or, the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
        .......................................................
    2)  Form, Schedule or Registration Statement No.:
        .......................................................
    3)  Filing Party:
        .......................................................
    4)  Date Filed:
        .......................................................

                               ARGO BANCORP, INC.
                              7600 WEST 63RD STREET
                             SUMMIT, ILLINOIS 60501
                                 (708) 496-6010

                                                                  April 30, 1997


Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Argo Bancorp, Inc. (the "Company"), the holding company for Argo Federal Savings Bank, FSB (the "Savings Bank"), Summit, Illinois, and On-Line Financial Services, Inc ("On-Line"), Oak Brook, Illinois, which will be held on May 28, 1997, at 3:00 p.m., at 7600 West 63rd Street, Summit, Illinois 60501.

      The attached notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company as well as a representative of KPMG Peat Marwick LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions from our stockholders.

      The only scheduled business of the Annual Meeting shall be the election of directors and the ratification of the Company's independent auditors.

      The board of directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the board of directors unanimously recommends a vote "FOR" each matter to be considered.

      PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

      On behalf of the board of directors and all of the employees of the Company and its subsidiaries, I wish to thank you for your continued support. We appreciate your interest.

                                                Sincerely yours,

                                                /s/ John G. Yedinak

                                                John G. Yedinak
                                                CHAIRMAN OF THE BOARD
                                                  OF DIRECTORS

                              ARGO BANCORP, INC.
                             7600 WEST 63RD STREET
                            SUMMIT, ILLINOIS  60501
                                (708) 496-6010
                           ------------------------


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 28, 1997

                           ------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Argo Bancorp, Inc. (the "Company") will be held on May 28, 1997 at 3:00 p.m., at 7600 West 63rd Street, Summit, Illinois 60501.

      The Annual Meeting is for the purpose of considering and voting upon the following matters:

      1. The election of two directors for terms of three years or until their successors are elected and qualified;

      2. The ratification of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

      3. Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

      The board of directors has established April 25, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at Argo Federal Savings Bank, FSB, 7600 West 63rd Street, Summit, Illinois, 60501, for a period of ten days prior to the Annual Meeting and will also be available at the meeting itself.

                                    By Order of the Board of Directors

                                    /s/ Frances M. Pitts

                                    Frances M. Pitts
                                    SECRETARY
Summit, Illinois
April 30, 1997

                               ARGO BANCORP, INC.

                            ------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1997

                            ------------------------


SOLICITATION AND VOTING OF PROXIES

      This proxy statement is being furnished to stockholders of Argo Bancorp, Inc. ("Argo" or the "Company") in connection with the solicitation by the board of directors of the Company (the "Board of Directors" or "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 28, 1996, at 3:00 p.m., at 7600 West 63rd Street, Summit, Illinois 60501, and at any adjournments thereof. The 1996 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended December 31, 1996, accompanies this proxy statement, which is first being mailed to stockholders on or about April 30, 1997.

      Regardless of the number of shares of common stock owned, it is important that recordholders of a majority of the shares be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF ARGO WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

      The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXYHOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

      A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

      The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company, Argo Federal Savings Bank, FSB (the "Savings Bank") and On-Line Financial Services, Inc. ("On-

Line"), without additional compensation therefor. Argo will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

      The securities which may be voted at the Annual Meeting consist of shares of common stock of Argo ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting except as described below. There is no cumulative voting for the election of directors.

      The close of business on April 25, 1997, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 488,250 shares.

      The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under Delaware law and the Company's certificate of incorporation, directors are elected by a plurality of shares voted, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

      As to the ratification of KPMG Peat Marwick LLP and other matters that may properly come before the Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's certificate of incorporation and bylaws, unless otherwise required by law, all other matters other than the election of directors shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

      Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board, who will neither be employed by nor be a director of the Company or any of its affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on the Record Date, as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "SEC"), in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act") by such persons and groups. Other than those persons listed below, the Company is not aware of any person or group, as such term is defined in the Exchange Act, that owns more than 5% of the Common Stock as of the Record Date.

                                                  AMOUNT AND
                                                   NATURE OF
                      NAME AND ADDRESS OF         BENEFICIAL        PERCENT OF
TITLE OF CLASS         BENEFICIAL OWNER            OWNERSHIP          CLASS
---------------     -----------------------     ---------------     ----------

Common Stock        John G. Yedinak                232,156(1)          45.32%
                    1300 Hawthorne Lane
                    Hinsdale, Illinois  60521

Common Stock        The Deltec Banking             122,062(2)          25.00%
                    Corporation, Limited
                    Deltec House
                    Lyford Cay
                    Nassau, Bahamas

Common Stock        Sergio Martinucci               66,239(1)          13.33%
                    5440 N. Paris
                    Chicago, Illinois 60656

Common Stock        Frances M. Pitts                25,947(1)           5.17%
                    6624 Greene Road
                    Woodridge, Illinois  60517


------------------------------------
(1) Includes shares set forth below under "Proposal 1 - Information with Respect to Nominees, Continuing Directors and Executive Officers."
(2) On December 31, 1996, the Company entered into a Stock Purchase Agreement (the "Purchase Agreement") with The Deltec Banking Corporation Limited, a banking corporation organized under the laws of the Commonwealth of the Bahamas ("Deltec") whereby Deltec acquired 25% of the issued and outstanding shares of the Company
                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED)
   as of that date at $38.00 per share for an aggregate pruchase price of $4.2 million. The Purchase Agreement was entered into following the submission by Deltec of a Rebuttal of Control to the Office of Thrift Supervision ("OTS") and the execution by Deltec International, S.A., the parent of Deltec, of a Rebuttal Agreement with the OTS. Pursuant to the Purchase Agreement, the Company, Deltec and John G. Yedinak also entered into a stockholder agreement (the "Stockholder Agreement"). The Stockholder Agreement stipulates that any time that the Company proposes to issue and sell any additional shares of its Common Stock, it shall notify Deltec and shall offer to sell to Deltec concurrently with the issuance and sale of additional shares (including fractional shares) such number of shares so that Deltec will continue to own 25% of the outstanding shares of the Company's Common Stock. Generally, the additional shares offered and sold to Deltec pursuant to the Stockholder Agreement will be at a similar price and upon substantially the same terms and conditions as the other additional shares sold. Additionally, in the event that the Company purchases or otherwise acquires any of its outstanding shares of Common Stock, it shall offer to purchase from Deltec such number of shares that, after the purchase, Deltec will continue to own 25% of the outstanding shares of the Company's Common Stock. During the term of the Stockholder Agreement, and for so long as Deltec holds at least 15% of the Company's Common Stock, Deltec has the right to nominate one director to the Company's Board of Directors. The Stockholder Agreement also grants Deltec registration rights in respect of any shares of Common Stock that Deltec decides to sell. Furthermore, John G. Yedinak, the President and Chief Executive Officer of the Company has agreed that, during this time period, he will vote all shares of the Company's Common Stock owned by him for the nominee designated by Deltec. Finally, during the term of the Stockholder Agreement, Deltec has agreed to remain in compliance with the Rebuttal Agreement between Deltec and the OTS.


                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                        PROPOSAL 1. ELECTION OF DIRECTORS

      Directors are elected for staggered terms of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

      The nominees  proposed  for  election at the Annual  Meeting are Arthur E.
Byrnes and Frances M. Pitts. Ms. Pitts is presently a director of the Company. Mr. Byrnes was appointed as a director of the Company in January, 1997 after being designated by Deltec as its nominee pursuant to the Stockholder Agreement, discussed above. Except for Mr. Byrnes, no person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

      In the event that any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that Mr. Byrnes or Ms. Pitts will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD IF EXECUTED AND RETURNED WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO THE NOMINEES, CONTINUING DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

      The following table sets forth, as of the Record Date, the names of the nominees and continuing directors and the named Executive Officers, as defined below, as well as their ages; a brief description of their recent business experience, including present occupations and employment; certain directorships held by each; and the year in which each became a director of the Savings Bank (or On-Line) and the year in which their term (or in the case of the nominees, proposed terms) as director of the Company expires. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and the named Executive Officers and all directors and executive officers as a group as of the Record Date.


                                                                       AMOUNT
   NAME AND PRINCIPAL                                  EXPIRATION     AND NATURE    OWNERSHIP
  OCCUPATION AT PRESENT                    DIRECTOR     OF TERM     OF BENEFICIAl   AS PERCENT
AND FOR PAST FIVE YEARS             AGE   SINCE(1)(2)  AS DIRECTOR   OWNERSHIP(3)   OF CLASS
-------------------------------     ---   -----------  -----------  ------------  -----------

NOMINEES:
Arthur E. Byrnes................    52       1997          2000       122,062(4)     25.00%
  Chairman, The Deltec Asset
  Management Corporation, a
  wholly owned subsidiary of
  Deltec; Director of Deltec
  International S.A., the parent
  holding company of Deltec.
Frances M. Pitts................    38       1992          2000     25,947(5)(6)      5.17%
  Executive Vice President and
  Secretary of the Company;
  Senior Vice President, General
  Counsel and Secretary of the
  Savings Bank.
CONTINUING DIRECTORS:
Sergio Martinucci...............    61       1987          1998        66,239(7)     13.33%
  Vice President of the Company,
  and Chairman of the Board of
  the Savings Bank since 1987;
  President of Coldwell  Banker-
  Stanmeyer Real Estate, a real
  estate brokerage firm.



                                                                        AMOUNT
   NAME AND PRINCIPAL                                  EXPIRATION     AND NATURE       OWNERSHIP
  OCCUPATION AT PRESENT                    DIRECTOR     OF TERM     OF BENEFICIAl      AS PERCENT
AND FOR PAST FIVE YEARS             AGE   SINCE(1)(2)  AS DIRECTOR   OWNERSHIP(3)      OF CLASS
-------------------------------     ---   -----------  -----------  ------------      -----------

John G. Yedinak.................     47      1987         1998      232,156(5)(6)       45.32%
  Chairman of the Board,
  President and Chief Executive
  Officer of the Company; Vice
  Chairman and Chief Executive
  Officer of the Savings Bank
  since 1987.
Donald G. Wittmer...............     61      1992         1999           6,001(7)        1.22%
  President and owner of Wittmer
  Financial Services, Ltd.


NAMED EXECUTIVE OFFICERS (WHO
    ARE NOT DIRECTORS)

Carol J. Delgado................     34       --           --        12,965(5)(6)        2.61%
  Senior Vice President and Chief
  Financial Officer of the
  Company and Savings Bank
Ruth M. Louie...................
  Senior Vice President and Chief    47       --           --         3,787(5)(6)         .77%
  Lending Officer of the Savings
  Bank.

Stock ownership of all directors     --       --           --          469,155(8)       85.30%
and executive officers as a group
(7 persons)


--------------------------
(1)   Includes years of service as a director of the Savings Bank or On-Line.
(2) All directors, except Ms. Pitts and Mr. Byrnes, are currently directors of On-Line. All directors, except Ms. Pitts and Messrs. Wittmer and Byrnes, are currently directors of the Savings Bank.
(3) Each person or relative of such person whose shares are included herein, exercises sole (or shared with spouse, relative or affiliate) voting or dispositive power as to the shares reported.
(4) See "Security Ownership of Certain Beneficial Owners" for a further discussion of the ownership of Deltec.
(5) Includes 23,996, 13,500, 8,060 and 2,685 shares which may be acquired by Mr. Yedinak, Ms. Pitts, Ms. Delgado and Ms. Louie, respectively, under the Argo Bancorp, Inc. 1991 Employee Stock Option and Incentive Plan ("Incentive Stock Option Plan").
(6) Includes 2,687, 1,417, 1,292 and 67 remaining shares awarded to Mr. Yedinak, Ms. Pitts, Ms. Delgado and Ms. Louie, respectively, under the Argo Federal Savings Bank, FSB Management Recognition Plan and Trust ("MRP") as to which voting may be directed by the executive officer. MRP shares vest at a rate of 33 1/3% of the original amount awarded per year, beginning on the first anniversary date of the grant.
                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED)

(7) Includes 8,500 and 5,000 shares subject to options which may be acquired by Mr. Martinucci and Mr. Wittmer, respectively, under the Argo Bancorp, Inc. Non-Statutory Stock Option Plan for Non-Employee Directors ("Directors' Option Plan").
(8) Includes 61,741 shares subject to options under the Directors' Option Plan and the Incentive Stock Option Plan which are currently exercisable and 5,463 shares allocated to executive officers under the MRP.


MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

      The Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board of Directors meets monthly and may have additional meetings as needed. During fiscal 1996, the Board of Directors of the Company held 12 meetings. All of the directors of the Company attended at least 75% in the aggregate of the total number of the Company's board meetings held and committee meetings on which such director(s) served during 1996. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

      EXECUTIVE COMMITTEE.   The  Executive  Committee  of  Company  consists of
Messrs. Yedinak, Wittmer and Martinucci. This committee meets as needed between regular meetings of the Board. The Executive Committee met 12 times in 1996.

      AUDIT COMMITTEE. The Audit Committee of the Company consists of Messrs. Wittmer, Byrnes and Yedinak. This committee meets with the Company's auditors annually to review the Company's audit. The Audit Committee met 12 times in 1996.

      NOMINATING COMMITTEE. The Company's Nominating Committee for the 1997 Annual Meeting of Stockholders consisted of the entire Board of Directors. The Nominating Committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of stockholders. The Company's Bylaws provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The stockholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's bylaws and by the Exchange Act. See "Additional Information - Notice of Business to Be Conducted at an Annual Meeting." The Nominating Committee met on February 27, 1997.


DIRECTORS' COMPENSATION

      DIRECTORS' FEES. Directors of the Company are paid $700 monthly for attendance at meetings and for services rendered to the Company. Directors of the Savings Bank are paid $700 for attendance at monthly meetings of the Board, and are also compensated for service to and attendance at meetings of the committees of the Board on which they serve at the rate of $400 ($450 for the Chairman) for each committee meeting. The Chairman of each Board and each committee is compensated at a higher rate for attendance at monthly meetings and for duties performed during the month and the Secretary of each Board and of each committee also receives compensation for services, at the rate of $400. Directors of On-Line are paid $700 for attendance at monthly meetings of the Board.

      NON-STATUTORY STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. The Directors' Option Plan authorizes the granting of non-statutory stock options for 107,475 shares of Common Stock to members of the Board of Directors who are not employees of the Savings Bank or the Company. Each member of the Board of Directors who was not an officer or employee of the Savings Bank or the Company, was granted a non-statutory stock option to purchase 700 shares of Common Stock for each year the Non-Employee Director served as a member of the Board of Directors of the Company or the Savings Bank as of the date of the initial grant, and an additional option to purchase 1,000 shares on the next anniversary date of the election of such person to the Board of Directors. The exercise price of options granted in the initial grant is $11.50 per share, which was the fair market value of the shares on the date of grant. Options granted following the initial grant are granted at an exercise price equalling the fair market value as of the date of such grant. To the extent options for shares are available for grants under the Directors' Option Plan, each non-employee director who is first elected as a director subsequent to the initial grant will be granted a non-statutory stock option to purchase 2,000 shares of Common Stock, and an additional option to purchase 1,000 shares on the next anniversary date of the election of such person to the Board of Directors. Each option granted under the Directors' Option Plan becomes exercisable six months following the date of grant and expires upon ten years following the date of the grant. In 1996, all outside directors of the Company and the Savings Bank (except for Mr. Byrnes) were granted options to purchase 1,000 shares of Common Stock at an exercise price ranging between $30.25 and 33.55 (including a 10% premium for options issued to certain parties) under the Plan.

EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE. The following table shows for the fiscal years ending December 31, 1996, 1995 and 1994, the cash compensation paid by the Company and its subsidiaries, the Savings Bank and On-Line, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and to the other executive officers of the Company who received total salary and bonus in excess of $100,000 in 1996 (the "Named Executive Officers").


                                   ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                -------------------------      ---------------------------
                                                                    AWARDS         PAYOUTS
                                                               -------------------  -------
                                                      OTHER
                                                      ANNUAL   RESTRICTED SECURITIES            ALL OTHER
                                                      COMPEN-    STOCK     UNDERLYING   LTIP     COMPEN-
     NAME AND                        SALARY   BONUS   SATION    AWARD(S)    OPTIONS/   PAYOUTS   SATION
 PRINCIPAL OFFICER            YEAR  ($)(1)(2) ($)(3)  ($)(4)     ($)(5)      SARS(#)   ($)(6)    ($)(7)
-----------------------       ----  -------- -------- -------   --------   ---------   ------  ---------
John G. Yedinak               1996  $320,336  $200,998 $ --     $     --        --      None     $58,451
  President and Chief         1995   299,149   125,434   --       13,775        --      None      23,369
  Executive Officer of        1994   276,426   113,760   --           --        --      None      17,930
  the Company and President
  and Chief Executive
  Officer of the Savings
  Bank

Frances M. Pitts              1996   126,368    82,989   --           --        --      None      21,453
  Vice President and          1995   117,348    46,201   --        5,000        --      None       9,945
  Secretary of the Com-       1994   111,247    39,380   --           --        --      None       5,983
  pany and Senior Vice
  President, General
  Counsel and Secretary of
  the Savings Bank

Carol J. Delgado              1996   108,052    56,262   --           --        --      None      19,164
  Senior Vice President       1995    97,475    20,000   --        3,125        --      None       5,937
  and Chief Financial         1994    91,069    20,000   --           --        --      None       5,329
  Officer of the Company
  and the Savings Bank

Ruth M. Louie                 1996    86,017    25,000   --           --        --      None      18,758
  Senior Vice President       1995    80,487    20,000   --        1,250        --      None       7,261
  and Chief Lending           1994    76,920    20,000   --           --        --      None       4,456
  Officer of the Savings
  Bank


---------------------------
(1) Includes amounts of salary deferred pursuant to the Savings Bank 401(k) Plan. Under the plan, participants may elect to have up to the lesser of 12% or $9,500 of annual compensation deferred for the plan year.
(2) Includes directors' fees received from the Company, the Savings Bank and On-Line with respect to Mr. Yedinak; directors' fees and Secretary's fees received from the Company and the Savings Bank with respect to Ms. Pitts; and Committee fees received from the Savings Bank with respect to Ms. Delgado.
                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED)

(3) Includes deferred bonus amounts as described under the "Employment Agreements" with respect to Mr. Yedinak and Ms. Pitts. Such bonuses were based upon the financial results of the Company for 1996, 1995, and 1994. Ms. Delgado and Ms. Louie are not subject to employment agreements; however, in 1996 Ms. Delgado received compensation under a formula utilized in such Employment Agreements.
(4) For 1996, 1995 and 1994, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the years;
      (b) payments of above market preferential earnings on deferred compensation; (c) payments of earnings with respect to long term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(5) In 1995, Mr. Yedinak, Ms. Pitts, Ms. Delgado and Ms. Louie were awarded 550, 200, 125 and 50 shares of Common Stock, respectively. Such shares vest at a rate of 33 1/3% of the original amount awarded per year, beginning on May 19, 1995. When shares become vested and are distributed, the recipient will receive an amount equal to accumulated dividends and earnings thereon (if any). At December 31, 1996, Mr. Yedinak, Ms. Pitts, Ms. Delgado and Ms. Louie held an aggregate of 183, 67, 42 and 17 shares of Common Stock under the MRP which had a market value of $5,948, $2,178, $1,365 and $260 respectively, based upon the market price of the Common Stock on that date.
(6) The Company does not maintain a long-term incentive plan and therefore, there were no payouts or awards under such plan.
(7) Includes $4,750, $4,750, $4,750 and $4,645 contributed by the Savings Bank pursuant to the 401(k) Plan for the account of Mr. Yedinak, Ms. Pitts, Ms. Delgado and Ms. Louie for the year ended December 31, 1996. Includes $36,509, $1,363, $797 and $3,063 which represents the market value of premiums paid on supplemental policies covering life and long-term disability for Mr. Yedinak, Ms. Pitts, Ms. Delgado and Ms. Louie for the year ended December 31, 1996. Includes $17,192, $15,340, $13,617 and
      $11,050 market value of the allocations of shares made under the Employee Stock Ownership Plan.



      EMPLOYMENT AGREEMENTS. The Company and the Savings Bank (collectively the "Employer") entered into employment agreements ("Agreements") with each of Mr. Yedinak, Ms. Pitts and Ms. Delgado (the "Executives"), effective November 1, 1996. The Savings Bank employment agreements provide for a three year term and, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the agreements for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executives. The Company employment agreements provide for a five year term and shall be extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. Under the Agreements with each of the Executives, base compensation of $150,000 and $173,800 with respect to Mr. Yedinak, $98,000 and $33,415 with respect to Ms. Pitts and $90,000 and $33,415 with respect to Ms. Delgado will be paid by each of the Savings Bank and the Company, respectively. The salary amounts under the Agreements may be increased at the discretion of the Board of Directors, or authorized committee of the Board, of each of the Company and the Savings Bank. The salary may not be decreased during the term of the Agreements without the prior written consent of the executive officer.

      Pursuant to the Agreements, in addition to the Executive's base compensation, an amount equal to 2% for Mr. Yedinak and 1% for Ms. Pitts and Ms. Delgado of gross profits of each of the Company and Savings Bank shall be credited as additional compensation to the executive to be paid on the earlier of termination for other than cause, death or disability, the expiration of the Agreements, or annually on the anniversary date of the Agreements. The deferred amounts will be forfeited if the Executive is terminated prior to the anniversary date of the Agreements for any reason other than death or disability. The Agreements also provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The Agreements provide for termination by the Savings Bank or the Company for cause as defined in the Agreements at any time.

      In the event the Savings Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Savings Bank and the Company upon: (i) termination of employment other than for disability, retirement or cause or (ii) the Executive's resignation upon: (a) a failure to re-elect the Executive or his current offices or failure to nominate or renominate the Executive to the board;
(b) a material demotive change in the Executive's functions, duties or responsibilities; (c) a relocation of the Executive's principal place of employment by more than 30 miles; (d) a material reduction in benefits or perquisites being provided to the Executive under the Agreements; (e) liquidation or dissolution of the Savings Bank or the Company; or (f) a breach of the Agreements by the Savings Bank or the Company, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the base salary increased annually by four percent (4.0%) due to the Executive for the remaining term of the Agreements and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Savings Bank or the Company during the remaining term of the Agreements. The Savings Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Agreements.

      Under the Agreements, if voluntary or involuntary termination follows a change in control of the Savings Bank or the Company (as defined in the Agreements), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled under the Company Agreements to a severance payment equal to five times the average of the three preceding taxable years' annual compensation. Under the Savings Bank Agreements, the Executive would be entitled to a serverance payment equal to three times the Executive's average annual compensation for the five most recent taxable years. The Savings Bank and the Company would also continue the Executive's life, health, and disability coverage for sixty months. Notwithstanding that both the Savings Bank and the Company Agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. Any excise taxes due as a result of an "excess parachute payment" under the Company Agreements will be reimbursed under the Agreements. Based solely on the compensation reported in the Summary Compensation Table for 1996 and excluding any benefits under any employee plan which may be payable, following a change in control and termination of employment, Mr. Yedinak, Ms. Pitts and Ms. Delgado would be entitled to severance payments of approximately $2,226,838, $872,555 and $654,763, respectively.

      Payments to the Executive under the Savings Bank Agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Savings Bank. Payment under the Company Agreements would be made by the Company. The Agreements also provide that the Savings Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

      MANAGEMENT RECOGNITION PLAN AND TRUST. The MRP provides stock awards to officers and key employees. Awards made after June 1, 1995 are subject to performance goals and vest at a rate of 16.66% on the last day of each six month period following the date of grant. Awards made prior to June 1, 1995 are not subject to performance goals and vest at a rate of 33 1/3% per year commencing on the date of grant.

      INCENTIVE STOCK OPTION PLAN. The Incentive Stock Option Plan provides discretionary awards to officers and key employees as determined by a committee of disinterested directors. The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of December 31, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.


                       FISCAL YEAR END OPTION/SAR VALUES

                                                            VALUE OF
                   NUMBER OF SECURITIES UNDERLYING   UNEXERCISED IN-THE-MONEY
                        UNEXERCISED OPTIONS               OPTIONS/SARS
                        AT FISCAL YEAR END             AT FISCAL YEAR-END
      NAME                (#)(1)(2)(3)(4)                    ($)(5)
-----------------  -----------------------------  --------------------------
                    EXERCISABLE    UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                   -------------   -------------  ----------   -------------
John G. Yedinak        47,993           --        $820,680          --

Frances M. Pitts       13,500           --         243,750          --

Carol J. Delgado        8,060           --         145,750          --

Ruth M. Louie           2,685           --          48,563          --


------------------------
(1) All options become 100% exercisable upon death, disability, retirement or a change in control, as defined generally under the Incentive Option Plan. In addition, vesting of non-statutory options may be accelerated by a committee consisting of outside directors.
(2) The purchase price may be made in whole or in part through the surrender of previously held shares of common stock.
(3) Under limited circumstances, such as death, disability or normal retirement of an employee, the employee (or his beneficiary) may request that the Company, in exchange for the employee's surrender of an option, pay to the employee (or beneficiary) the amount by which the fair market value of the Common Stock exceeds the exercise price of the option on the date of the employee's termination of employment. It is within the company's discretion to accept or reject such a request.
                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED)

(4) Options are subject to limited (SAR) rights pursuant to which the options, to the extent outstanding for at least six months, may be exercised in the event of a change in control of the Company. Upon the exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of grant and the fair market value of the underlying shares of Common Stock on the date the limited right is exercised.
(5) The price of the Common Stock on December 31, 1996 was $32.50.
(6) The exercise price for 47,993 options is $15.40. The exercise price includes a 10% premium applicable to controlling shareholders.
(7) The exercise price for 12,500 options is $14.00 and the exercise price for 1,000 options is $20.00.
(8) The exercise price for 7,500 options is $14.00 and the exercise price for 560 options is $20.00.
(9) The exercise price for 2,500 options is $14.00 and the exercise price for 185 options is $20.00.



INDEBTEDNESS OF MANAGEMENT AND TRANSACTIONS WITH CERTAIN RELATED PERSONS

      The Savings Bank has adopted a policy which requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except for one transaction and report for Mr. Wittmer, Ms. Pitts and Ms. Delgado and two transactions and reports for Mr. Yedinak which were not reported on a timely basis on Forms 4. All of these transactions were subsequently reported.

                   PROPOSAL 2.  RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

      The Company's independent auditors for the year ended December 31, 1996 were KPMG Peat Marwick LLP. The Company's Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Savings Bank and the Company for the year ending December 31, 1997, subject to ratification of such appointment by the stockholders.

      Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

      UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


                            ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

      To be considered for inclusion in the proxy statement and proxy relating to the Annual Meeting of Stockholders to be held in 1998, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, not later than December 31, 1997. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

      The bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than thirty (30) days nor more than sixty (60) days prior to such annual meeting, provided, however, that if less than thirty-one days' notice of the annual meeting is given to stockholders, notice by the stockholder shall be delivered to the Secretary of the Company not later than the close of the tenth (10) day following the day on which notice of the annual meeting was mailed to stockholders. The notice must include the stockholder's name and address, as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

      Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy promptly. If you are present at the Annual Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Annual Meeting.

      A COPY OF THE FORM 10-KSB (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO ARGO BANCORP, INC., MS. FRANCES M. PITTS, SECRETARY, 7600 WEST 63RD STREET, SUMMIT, ILLINOIS 60501.

                                    By Order of the Board of Directors

                                    /s/ Frances M. Pitts

                                    Frances M. Pitts
                                    SECRETARY
Summit, Illinois
April 30, 1997


      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                  [FRONT SIDE]


                                 REVOCABLE PROXY
                               ARGO BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1997
                                    3:00 P.M.

     The undersigned hereby appoints the official proxy committee (the "Committee") of the Board of Directors of Argo Bancorp, Inc. (the "Company") with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at 7600 West 63rd Street, Summit, Illinois, on May 28, 1997 at 3:00 p.m., and at any and all adjournments thereof, as follows:

1. To elect as directors all nominees listed (except as marked to the contrary below).

                                                                    VOTE
   Arthur Byrnes and Frances M. Pitts        FOR                  WITHHELD
                                             ---                  --------
                                             |_|                    |_|

     INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided.

--------------------------------------------------------------------------------


2. To ratify the appointment by the Board         FOR      AGAINST     ABSTAIN
   of Directors of KPMG Peat Marwick LLP          ---      -------     -------
   as the Company's auditors for the fiscal       |_|        |_|         |_|
   year ending December 31, 1997.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
LISTED PROPOSALS.

                                   [BACK SIDE]


THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE COMMITTEE IN ITS BEST JUDGMENT. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
------------------------------------------------------------------------------


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Meeting and of a proxy statement dated April 30, 1997.


                                             Dated:
                                                   -------------------------

                                             -------------------------------
                                             SIGNATURE OF STOCKHOLDER



                                             -------------------------------
                                             SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.
------------------------------------------------------------------------------

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.